Exhibit 107 Table 1: Newly Registered and Carry Forward Securities Security Type Security Class Title Fee Calculation or Carry Forward Rule Amount Registered Proposed Maximum Offering Price Per Unit Maximum Aggregate Offering Price Fee Rate Amount of Registration Fee Carry Forward Form Type Carry Forward File Number Carry Forward Initial Effective Date Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward Newly Registered Securities Fees to be Paid Equity Common Stock, $1.00 Par Value 457(c) 500,000 (1) $33.61 (2) $16,805,000 $0.0000927 $1557.82 Fees Previously Paid Carry Forward Securities Carry Forward Securities Total Offering Amounts $16,805,000 $1557.82 Total Fees Previously Paid - Total Fee Offsets $847.53 (3) Net Fee Due $710.29 (1) Pursuant to Rule 416(a), this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or similar transaction. Represents the maximum number of shares of Common Stock currently authorized by the Registrant for offer and sale by it under the Arrow Financial Corporation Automatic Dividend Reinvestment Plan. (2) Calculated pursuant to Rule 457(c) of the Securities Act of 1933, based on the average high and low prices reported on NasdaqGS under the symbol AROW, on March 22, 2022, which is within five (5) business days of the filing hereof. (3) As set forth in Table 2 below, pursuant to Rule 457(p) of the Securities Act of 1933, the Registrant is offsetting its filing fee for this registration statement by $847.53, an amount equal to the fee associated with the unsold securities from the Registrant’s earlier registration statement on Form S-3, the offering of which will terminate upon the effective date hereof. The file number of the earlier registration statement was 333-230360, the name of the registrant was “Arrow Financial Corporation,” and the registration statement was initially filed on March 18, 2019. Table 2: Fee Offset Claims and Sources

Registrant or Filer Name Form or Type of Filing File Number Initial Filing Date Filing Date Fee Offset Claimed Security Type Associated with Fee Offset Claimed Security Title Associated with Fee Offset Claimed Unsold Securities Associated with Fee Offset Claimed Unsold Aggregate Offering Amount Associated with Fee Offset Claimed Fee Paid with Fee Offset Source Rules 457(b) and 0-11(a)(2) Fee Offset Claims Fee Offset Sources Rule 457(p) Fee Offset Claims Arrow Financial Corporation S-3 333- 230360 March 18, 2019 $847.53 Equity Common Stock, $1.00 Par Value 206,950 $6,992,835 Fee Offset Sources Arrow Financial Corporation S-3 333- 230360 March 18, 2019 $847.53 Table 3: Combined Prospectuses Security Type Security Class Title Amount of Securities Previously Registered Maximum Aggregate Offering Price of Securities Previously Registered Form Type File Number Initial Effective Date